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                                   EXHIBIT 21

                             AMSOUTH BANCORPORATION

                              LIST OF SUBSIDIARIES

  The following is a list of all subsidiaries of AmSouth and the jurisdiction in which they were organized. Each subsidiary does business under its own name.

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                       NAME                       JURISDICTION WHERE ORGANIZED
                       ----                       ----------------------------
   AmSouth Bank of Alabama......................  Alabama
     AmSouth Mortgage Company, Inc. ............  Delaware
     Fifth Avenue Realty Company................  (unincorporated joint venture)
     AmSouth Leasing Corporation................  Alabama
     AmSouth Investment Services, Inc. .........  Alabama
     First Gulf Insurance Agency, Inc. .........  Alabama
     National Properties and Mining Company,
      Inc. .....................................  Delaware
     AmSouth Realty, Inc. ......................  Delaware
     AmSouth Riverchase, Inc. ..................  Alabama
   AmSouth of Louisiana, Inc. ..................  Louisiana
   Alabanc Properties, Inc. ....................  Delaware
   AmSouth Bank of Florida......................  Florida
     First City Service Corporation.............  Florida
       Horseshoe Bend Land Company (partner-
        ship)...................................  Tennessee
     AmSouth Commercial Real Estate Corporation.  Georgia
     MSF Marketing, Inc. .......................  Florida
     MSF Properties, Inc. ......................  Florida
     AmSouth Retirement Services, Inc. .........  Florida
     Orange Bank Development Corporation........  Florida
     Parkway Service Corporation................  Florida
     Service Mortgage and Insurance Agency,
      Inc. .....................................  Florida
     AmFed Service Corporation..................  Florida
       AmFed Mortgage Corporation...............  Florida
     Largo Service Corporation..................  Florida
   AmSouth Bank of Georgia......................  Georgia
   AmSouth Bank of Tennessee....................  Tennessee
     FMLS, Inc..................................  Tennessee
   AmSouth Bank of Walker County................  Alabama
   MSF Management Corp. ........................  Florida
     MSF Financial Corp. .......................  Florida
   Trivest Enterprises, Inc. ...................  Florida
   Fortune Equity Corporation...................  Florida
     First Clearwater Corporation...............  Florida
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